UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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                               Moore Medical Corp.
                (Name of Registrant as Specified In Its Charter)

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

               Moore Medical Responds to Clinical Data Proposal

NEW BRITAIN, CT - March 2, 2004 - Moore Medical Corp. (AMEX: MMD), a leading multi-channel specialty marketer and distributor of medical, surgical and pharmaceutical products to health care professionals in non-hospital settings, announced today that it has delivered the following letter to Clinical Data, Inc.

Israel M. Stein, M.D.
President and CEO
Clinical Data, Inc.
One Gateway Center, Suite 411
Newton, MA  02458
Sent via Fax
March 2, 2004

Dear Dr. Stein:

Thank you for your February 23, 2004 and February 26, 2004 letters in which Clinical Data, Inc. expressed an unsolicited interest in entering into a business combination with Moore Medical. Your latest letter indicates that Clinical Data would be prepared to offer 0.698 shares of its common stock for each issued and outstanding share of Moore Medical common stock plus $2.00 per share in cash, subject to certain conditions, including completion of due diligence satisfactory to Clinical Data. The Moore Medical board of directors has carefully considered and evaluated your letters as well as certain publicly available information regarding Clinical Data. Based on its review and analysis and the advice of its legal and financial advisors, the Moore Medical board has unanimously concluded that Clinical Data's conditional cash and stock proposal is not, and is not reasonably likely to result in, an offer that is more favorable to Moore Medical's stockholders than the $12.00 per share, in cash, that McKesson Corporation has agreed to pay to Moore Medical shareholders in a transaction which is expected to close on or about April 1, 2004.

Based on Clinical Data's closing share price on March 1, 2004, the implied value of Clinical Data's proposal (including the $2.00 per share in cash) would be $11.95 per Moore Medical share. For the periods ending March 1, 2004, the 30-day and 60-day averages of Clinical Data's closing stock price indicate that the implied value of Clinical Data's proposal would be $10.85 and $9.92, respectively, per Moore Medical share.

We note that Clinical Data's stock is highly illiquid with insider ownership exceeding 70% of the outstanding shares, has limited institutional ownership and an average daily volume for the past month of approximately 2,700 shares, excluding the significant volume traded on February 23rd through February 27th. During this period, Clinical Data's stock experienced significant price volatility. This profile of a controlled corporation with a volatile stock price suggests that Moore Medical stockholders would have little liquidity in their shares after a stock transaction with Clinical Data and therefore limited ability to capture the market value of their shares.

In the view of our board, even if Clinical Data made an unconditional offer to Moore Medical following the completion of a mutual due diligence review, Clinical Data's proposal does not offer value superior to McKesson's binding all cash offer.

We thank you for your interest in Moore Medical.

Sincerely,


Linda M. Autore
President and CEO

About Moore Medical

Moore Medical is an Internet-enabled multi-channel marketer and distributor of medical, surgical and pharmaceutical products to approximately 100,000 health care practices and facilities in non-hospital settings nationwide, including: physicians; emergency medical technicians; schools; correctional institutions; municipalities; occupational/industrial health doctors and nurses; and other specialty practice communities. The Company markets and serves its customers through direct mail, industry-specialized telephone support staff, field sales representatives, customer community affiliates, and the Internet. Its direct marketing and distribution business has been in operation for 55 years. More information about the Company can be found at www.mooremedical.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements about future events and expectations that constitute forward-looking statements under the federal securities laws. These statements are characterized by words such as "believe," "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "intent," "project," "objective," "seek," "strive," "might," "likely result," "build," "grow," "plan," "goal," "expand," "position," or similar words. Forward-looking statements involve risks and uncertainties (including factors outside our control) that may cause our actual results, performance or financial condition to differ materially from any future results implied by such forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the inability to generate adequate revenues and income from our strategy to transform the Company to a multi-channel e-commerce enabled business; changes in demand for or supply of our products; online security breaches; disruptions in or cost increases for third-party services or systems; intense competition in health care product distribution; government regulation of drug and medical device distribution, the Internet and health care products and services; and changes in insurance coverage of health care products and services. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

   Contact:

      Susan Horn                                    Linda Autore
      Rosica Strategic Public Relations             President and CEO
      201-843-5600                                  Moore Medical Corp.
      susan@rosica.com                              860-826-3775
                                                    autore.lmar@mooremedical.com


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